                                   Round III
                                 Appendices to



                             PRELIMINARY REPORT TO
                         THE SPECIAL COMMITTEE OF GAS


         ANALYSES PERFORMED AT "$2.50 PER SHARE" PLUS ISSUANCE OF DPUS



                           A.G.EDWARDS & SONS, INC.
                                 INVESTMENT BANKING



                                 May 21, 1998

OVERVIEW OF OIL
EBITDA RECONCILIATION: 1997 (a)

====================================================================================
                                                                            OIL
                                                                            ---
1997 Actual EBITDA                                                        $36,010

NORMALIZING ADJUSTMENTS:

Weather was 3.8% warmer than 30-year normal

  3.8% of 1997 budgeted retail gallons         13,482 gallons

  Gross profit margin                               $0.4545

  Delivery and garage cost savings                 ($0.0814)
                                                    -------
  Net impact per gallon                             $0.3731

  $ impact                                                                  5,030

Insurance reserve                                                           2,000
                                                                          -------
1997 Adjusted EBITDA                                                      $43,040
                                                                          =======

_________________________________________________________________________
(a)  Management's assumptions.

OVERVIEW OF OIL
EBITDA RECONCILIATION:  1997-1998 (a)
(continued)

=======================================================================================================
                                                                                                OIL
                                                                                                ---
1997 Adjusted EBITDA                                                                         $43,040

   Volume Adjustments for 1998

     Sale of TLC Division in 1997                                    (16,926) gallons

     Attrition in 1998 (4.1%)                                        (17,375)

     1997 Acquisitions                                                 9,828
                                                                   ---------

                                                                     (24,473) gallons
                                                                          @
                                                                     $0.1700/gallon (b)       (4,159)
   Gross Profit Margin Increase                   $0.006 per gallon on 395,086 gallons (c)     2,371
   Inflation                                                                                  (3,662)

   Operating Cost Reductions (d)                                                               5,850
                                                                                             -------

Original 1998 EBITDA Budget                                                                  $43,440
                                                                                             =======

_______________________________________________________________________________
(a)  Management's assumptions.
(b) Represents the average gross profit per gallon ($.4700 per gallon) offset by $.30 per gallon reduction in operating expenses.
(c) Actual gross profit margin increase achieved in first quarter of 1998 was $5.9 million (156 million gallons @ $0.037/gallon).
(d) Represents already accomplished reductions as of 12/31/97 in branch, regional and corporate expenses in excess of normal indexing related to volume reductions as well as 1% productivity improvements.

OVERVIEW OF OIL
EBITDA RECONCILIATION: 1998 (a)
(continued)

--------------------------------------------------------------------------------
                                                                         OIL
                                                                         ---

Original 1998 EBITDA Budget                                            $43,440

Non-Budgeted Operating Expense Eliminations (b)                          2,249
                                                                         -----

Revised 1998 EBITDA Budget                                              45,689

Actual Differential between first three months
     of Fiscal 1998 vs. Budget                                         (10,834)

Revised margin improvement based on results
     from the first three months of Fiscal 1998                          2,600
                                                                         -----

Adjusted 1998 EBITDA Budget                                            $37,455
                                                                        ======
-------------------------------------------------------------------------------

(a)  Management's assumptions.
(b) Represent specific operating expense eliminations that are already accomplished.

OVERVIEW OF OIL
EBITDA RECONCILIATION
Non-budgeted Operating Expense Eliminations

                                                         Base        % Applicable                  1999
                                                       Expense         To 1998        1998      Thereafter
                                                       -------       ------------     ----      ----------
Exton PA Facility Rent                                $  500              20%       $  100       $  500

Corporate Staff Reductions - Salary & Benefits
     Alex Tyshovnytsky                                   310              75%          233          310
     Allen Levenson                                      279              75%          209          279
     Joe Massoud                                         310              67%          207          310

Total Staff Reductions                                   900                           649          900

Wage Freeze - Non-Union                                2,000              50%        1,000            - (a)

Wage Freeze - Union                                    1,000              50%          500            -
                                                      ------                        ------       ------
Total                                                 $4,400                        $2,249       $1,400

_______________________________________________________________________
(a) Non-Union and Union wage freeze is incorporated via inflation adjustment in Oil model for 1999 and is not incorporated for 2000 on.

OVERVIEW OF OIL
EBITDA RECONCILIATION: 1998-1999(a)
(continued)

--------------------------------------------------------------------------------
                                                                          OIL
                                                                          ---

Original 1998 EBITDA Budget                                            $43,440

$0.01 Margin Increase in 1999 partially offset by
     Internal Attrition (4.1%)                                           1,608

Non-Budgeted Operating Expense Eliminations                              1,400

Acquisition Growth
     $30,000 of acquisitions at 4.75x multiple
          using half-year convention                                     3,158
                                                                        ------

1999 Projection                                                        $49,606
                                                                        ======
--------------------------------------------------------------------------------

(a)  Management's assumptions.

OVERVIEW OF OIL
EBITDA SUMMARY

================================================================================
                                            OIL
                                            ---
1997 Actual                               $36,010
1997 Adjusted                             $43,040

Original 1998 Budget                      $43,440

Revised 1998 Budget                       $45,689

Adjusted 1998 Budget                      $37,455

1999E                                     $49,606

--------------------------------------------------------------------------------

OVERVIEW OF GAS
EBITDA RECONCILIATION: 1997(a)
($ IN THOUSANDS)

================================================================================
                                                                  GAS
                                                                  ---
1997 Actual EDITBA                                             $19,703(b)

NORMALIZING ADJUSTMENTS:

Weather
     Residential - 1,125 gallons @ 0.7106 margin                   799
     Commercial - 277 gallons @ 0.4459 margin                      124

Margin
     Residential - 50,832 gallons @ (0.7106 - 0.6995)             (564)
     Commercial - 19,864 gallons @ (0.4454 - 0.4348)              (220)
     Wholesale - 38,404 gallons @ (0.0975 - 0.0675)             (1,152)

Compensation                                                       (56)

Elimination of strategic expense                                   902(c)

Pearl Gas EBITDA                                                 3,012

Pearl Gas acquisition adjustments                                  273(d)
                                                                ------

1997 Adjusted EDITBA                                           $22,821
                                                                ======
--------------------------------------------------------------------------------

(a)  Management's assumptions.
(b)  Not pro forma for Pearl Gas acquisition.
(c) Certain expenses including the exploration of strategic alternatives by Morgan Stanley.
(d) Certain cost savings, primarily salary and benefit expenses of certain selling shareholders.

               Overview of Gas
               EBITDA Reconciliation: 1997 - 1999(a)
               ($ in thousands)
               (continued)

               -----------------------------------------------------------------
                                                                        GAS
                                                                        ---
               Revised 1998 EBITDA Budget                            $ 21,730

               Approximate Differential between first six
                 months of Fiscal 1998 vs. Budget                      (3,451)
                                                                     --------

               Adjusted 1998 EBITDA Budget                           $ 18,279
                                                                     ========

               1998 EBITDA Budget                                    $ 21,730

               Acquisition Growth
                 $20 million of acquisitions at 7x multiple
                   completed on 9/30/98                                 2,857

                 $10 million of acquisitions at 7x multiple
                   completed on 4/1/99 using half-year
                   convention                                             712
                                                                     --------

               1999 EBITDA Projection                                $ 25,299
                                                                     ========

               -----------------------------------------------------------------
               (a)  Management's assumptions.

                         SUMMARY OF TRANSACTION
                         PRO FORMA GAS UNITS OUTSTANDING
                         (IN THOUSANDS)

TO SIMPLIFY THE              [_]   There are currently 6,355 Gas units
COMPLEXITY OF THE STEPS            outstanding comprised of 3,832 common units,
IN THE TRANSACTION,                2,396 subordinated units and 127 general
A.G. EDWARDS PREPARED              partner ("GP") units. The subordinated units
A SUMMARY OF ITS                   and GP units are assets of Oil.
UNDERSTANDING.
                             [_]   There are currently 26,563 shares of Oil
                                   common stock outstanding, comprised of public shareholders and "insiders." The public holds
                                   17,160 Class A shares. The "insiders" hold
                                   9,404 shares which include 6,795 Class A shares, 11 Class B shares and 2,598 Class C shares.

                             [_]   Each shareholder of Oil will receive a
                                   certain number of units in Gas such that the implied consideration paid for each Oil share is $2.50. Additionally, each shareholder will receive a certain number of deferred partnership units ("DPUs") such that if each unit is converted at the earliest possible time, then each shareholder will receive an additional $0.65 per share in future value.

                             [_] The publicly held 17,160 Class A shares will initially receive .1316 shares of newly created senior subordinated units (2,258 units in total) with an implied value (per PaineWebber) of $19.00/unit. This represents an implied purchase price of $2.50/share for an implied total purchase price of $42.9 million.

                             [_] The "insiders" of Oil, who hold a total of 9,404 shares (comprised of A, B and C shares) will also initially receive an implied purchase price of $2.50/share for a total of $23.5 million. The consideration received by these shareholders will be funded by:

                                   -    (1)  the distribution of existing units
                                             of Gas which are currently owned by
                                             Oil

                                             [_]  all of the 127 GP units owned
                                                  by Oil will be given as
                                                  consideration at an implied
                                                  value of $22.13/unit, for a
                                                  total of $2.8 million.

                                             [_]  524 of the 2,396 subordinated
                                                  units owned by Oil will be
                                                  given as consideration at an
                                                  implied value (per
                                                  PaineWebber) of $16.00/unit,
                                                  for a total of $8.4 million.

                                   -    (2)  the distribution of newly-created
                                             units of Gas

                                             [_]  to fund the remaining $12.3
                                                  million of the $23.5 million
                                                  due to the Oil "insiders", Gas
                                                  will issue 461 newly-created
                                                  senior subordinated units and
                                                  162 newly-created GP units.
                                                  The implied values for these
                                                  new units are $19.00 and
                                                  $22.13, respectively.

                         SUMMARY OF TRANSACTION
                         PRO FORMA GAS UNITS OUTSTANDING
                         (IN THOUSANDS)
                         (continued)

                             [_] Of the 2,396 subordinated units and 127 GP units owned by Oil, only 1,872 subordinated units will not have been used as consideration paid to the "inside" Oil shareholders. Hence, these 1,872 subordinated units will be retired by Gas. A.G. Edwards has assumed that the implied value of these units are the same as the value PaineWebber is placing on the subordinated units, which is $16.00/unit, for a total retired value of approximately $30.0 million.

                    Summary of Gas Units Outstanding
                    Pre-Financing Assumptions

                    --------------------------------------------------------------------------------------------------

                                                        Distributed to Oil       Issued to Oil
                                                      ---------------------- -------------------
                     Type of Units           Current    Public     Insiders   Public   Insiders   Retired   Pro Forma
                    ---------------------   --------- ----------  ---------- -------- ---------- --------- -----------
                    Common                    3,832          -           -         -         -         -      3,832

                    Senior Subordinated           -          -           -     2,258       461         -      2,718

                    Subordinated              2,396          -         524         -         -    (1,872)       524

                    DPUs                          -          -           -       587       322         -        909

                    General Partner (a)         127          -         127         -       162         -        289
                                            ---------                                                      -----------

                                              6,355                                                           8,272
                    --------------------------------------------------------------------------------------------------


                    ____________________________________
                    (a) The number of GP units issued reflects the assumption of a 6,588 common unit equity offering to refinance certain of the assumed Oil debt and a 475 common unit equity offering to finance Gas' acquisitions. Hence, the number of GP units reflected in the pro forma column do not equal 2% of the pro forma outstanding units shown above but do equal exactly 2% of the pro forma units outstanding on a post financing basis.

EQUITY PURCHASE PRICE CALCULATION
IMPLIED EQUITY VALUE OF OIL'S ASSETS
(UNITS IN THOUSANDS, $ IN THOUSANDS, EXCEPT PER UNIT AMOUNTS)

--------------------------------------------------------------------------------

                         PURCHASE PRICE OF OIL'S
                                  EQUITY                   PURCHASE PRICE OF OIL'S EQUITY
                         ------------------------ ------------------------------------------------
                           VALUE OF SECURITIES    EQUITY VALUE OF OIL'S   VALUE OF OIL'S GP AND
EVENT                    PAID TO OIL SHAREHOLDERS  HEATING OIL ASSETS   SUBORDINATED UNITS IN STAR
-----------------------  ------------------------ --------------------- --------------------------
Issuance of Senior
 Subordinated
 Units to Public Oil
 Shareholders                2,258  x  $19.00
                             ----------------
                                 $42,900                 $42,900                    --
Distribution of General
 Partner
 Units to Inside Oil
 Shareholders                  127  x  $22.13
                             ----------------
                                  $2,810                   --                     $2,810
Distribution of
 Subordinated
 Units to Inside Oil
 Shareholders                  524  x  $16.00
                             ----------------
                                  $8,382                   --                     $8,382
Issuance of General
 Partner
 Units to Inside Oil
 Shareholders                  162  x  $22.13
                             ----------------
                                  $3,584                 $3,584                     --
Issuance of Senior
 Subordinated
 Units to Inside Oil
 Shareholders                  461  x  $19.00
                             ----------------
                                  $8,750                 $8,750                     --
Issuance of DPUs               909  x  $19.00
                             ----------------
                                 $17,271                 $17,271                    --

Retire Subordinated
 Units                                                  ($29,954)             1,872 x $16.00
                                                                              --------------
                                                                                 $29,954
                                                         $42,551                 $41,146
                                                       ---------------------------
Total including DPUs
                             ----------------
                                 $83,697                              $83,697

------------------------------------------------------
Divided by 26,563 shares of Oil's Common stock= $3.15 per share
------------------------------------------------------

Total excluding DPUs                            $66,426
------------------------------------------------------
Divided by 26,563 shares of Oil's Common stock= $2.50 per share
------------------------------------------------------

PRO FORMA WEIGHTED AVERAGE COST OF CAPITAL DERIVATION FOR COMMON UNITS ($ IN MILLIONS)

-----------------------------------------------------------------------------------------------------
                                  TOTAL                                       TOTAL
                                  MARKET            TOTAL  IMPLIED   TOTAL   DEBT AS
                         LEVERED   VAL.     UNIT    UNITS   MARKET   DEBT/    % OF
                          BETA     DEBT   PRICE AT  OUT.   VALUE OF  TOTAL    TOTAL  UNLEVERED
COMPARABLE COMPANY         (A)   (BK=MKT) (5/15/98) (MIL)   EQUITY   EQUITY  CAPITAL   BETA
------------------       ------- -------- --------- -----  --------  ------  ------- ---------
AmeriGas Partners, L.P.   0.50    $701.7   $24.688   41.9  $1,055.2  66.5%    39.9%    0.300
Cornerstone Propane
 Partners, L.P.           0.40     237.1    21.875   19.8     442.7  53.6%    34.9%    0.260
Ferrellgas Partners,
 L.P.                     0.38     537.2    21.750   31.3     694.5  77.4%    43.6%    0.214
Heritage Propane
 Partners, L.P.           0.43     176.9    23.000    8.4     196.7  89.9%    47.3%    0.226
National Propane
 Partners, L.P.           0.34     141.0    19.688   11.2     225.7  62.5%    38.5%    0.209
Star Gas Partners, L.P.   0.29      96.0    21.375    6.2     135.8  70.7%    41.4%    0.170
Suburban Propane
 Partners, L.P.           0.35     428.2    19.063   28.7     558.8  76.6%    43.4%    0.198

                                                    ---------------------------
Comparable group's average unlevered                Pro forma capitalization--
 beta:                                        0.23  at market (b)
Pro forma debt-to-equity ratio (b):         103.5%   Total debt                       $319.0    50.8%
Pro forma debt as a percent of total
 capital (b):                                50.8%   Total equity                      308.3    49.2%
                                                                                      ------   -----
Comparable group's beta relevered for
 Pro forma capital structure:                0.377                                    $627.3   100.0%
                                           =======

DERIVATION OF WEIGHTED AVERAGE COST OF CAPITAL:            MARKET RISK OF PREMIUM RANGE (D)
-----------------------------------------------            --------------------------------
                                                               11.3%  12.3%    13.3%
Pro forma theoretical levered beta:                 0.377
Assumed % of equity in Pro forma capital structure
 (b):                                                49.2%
Risk-free rate of return (c):                         5.7%
Pro forma cost of equity range (at various market
 risk premiums):                                                9.9%  10.3%    10.7%
                                                               ====   ====     ====
Pro forma assumed tax rate:                          35.0%
Assumed % of debt in capital structure (b):          50.8%
Pro forma estimated cost of debt (e):                 8.2%
Pro forma estimated after-tax cost of debt:           5.3%      5.3%   5.3%     5.3%
                                                           --------  -----    -----
Pro forma weighted average cost of capital range
 (f):                                                           7.6%   7.8%     8.0%
                                                           --------  -----    -----

------
(a) Source: Bloomberg. 143 week (maximum weekly time period allowed, or the number of weeks available, which may be less than 143) adjusted beta relative to the S&P 500 index.
(b) Market value of long-term debt is assumed to be equal to the book value.
(c) Ten-year Treasury rate on May 15, 1998.
(d) Ibbotson Associates 1997. Total returns for small company stocks of 17.7% minus the risk-free rate.
(e) Based on Pro forma current debt structure.
(f) Calculation based upon use of the Capital Asset Pricing Model (CAPM).

PRO FORMA WEIGHTED AVERAGE COST OF CAPITAL DERIVATION FOR
SENIOR SUBORDINATED UNITS
($ IN MILLIONS)

====================================================================================================================================
                                                  Total                                Implied      Total       Total
                                                  Market      Unit          Total       Market      Debt/      Debt as %      Un-
                                    Levered     Val. Debt   Price at        Units      Value of     Total      of Total     levered
Comparable Company                  Beta(a)     (Bk = Mt)   (5/15/98)     Out. (Mil)    Equity     Equity       Capital       Beta
------------------------------------------------------------------------------------------------------------------------------------
AmeriGas Partners, L.P.                0.50        $701.7     $24.688           41.9   $1,055.2      66.5%         39.9%      0.300
Cornerstone Propane Partners, L.P.     0.40         237.1      21.875           19.8      422.7      53.6%         34.9%      0.260
Ferrellgas Partners, L.P.              0.38         537.2      21.750           31.3      694.5      77.4%         43.6%      0.214
Heritage Propane Partners, L.P.        0.43         176.9      23.000            8.4      196.7      89.9%         47.3%      0.226
National Propane Partners, L.P.        0.34         141.0      19.688           11.2      225.7      62.5%         38.5%      0.209
Star Gas Partners, L.P.                0.29          96.0      21.375            6.2      135.8      70.7%         41.4%      0.170
Suburban Propane Partners, L.P.        0.35         428.2      19.063           28.7      558.8      76.6%         43.4%      0.198


                                                                          --------------------------------------------------------
                                                                          Pro forma capitalization - at market (b)
Comparable group's average unlevered beta:                       0.23       Total debt                         $558.0         89.0%
Pro forma debt-to-equity ratio (b):                             805.5%      Total equity                         69.3         11.0%
                                                                                                               ------        -----
Pro forma debt as a percent of total capital (b):                89.0%                                         $627.3        100.0%
                                                                         ---------------------------------------------------------
Comparable group's beta relevered for Pro forma
capital structure:                                              1.406
                                                                =====

DERIVATION OF WEIGHTED AVERAGE COST OF CAPITAL:
-----------------------------------------------
                                                                                      Market Risk Premium Range (d)
                                                                                -----------------------------------------------
                                                                                11.3%               12.3%               13.3%
                                                                                -----------------------------------------------
Pro forma theoretical levered beta:                                1.406
Assumed % of equity in Pro forma capital structure (b):             11.0%
Risk-free rate of return (c):                                        5.7%
Pro forma cost of equity range (at various market risk premiums):               21.6%               23.0%               24.4%
                                                                                ====                ====                ====
                                                                                -----------------------------------------------

___________________________
(a) Source: Bloomberg. 143 week (maximum weekly time period allowed, or the number of weeks available, which may be less than 143) adjusted beta relative to the S&P 500 index.
(b) Market value of long-term debt is assumed to be equal to the book value; debt includes the market value of pro forma common and GP units; equity includes the value of senior sub and sub units.
(c) Ten - year Treasury rate on May 15, 1998.
(d) Ibbotson Associates 1997. Total returns for small company stocks of 17.7% minus the risk-free rate.

IMPLIED UNIT VALUES

====================================================================================================
                                  1999       2000      2001      THEREAFTER          COST OF EQUITY
                                 ------     ------    ------     ----------         ----------------
COMMON UNIT
     Indicated Distribution       $ 2.30      $2.30     $2.30        $ 2.30
                                                                 ----------
                                                                      10.3 %
     Discount Factor                1.10       1.22      1.34          1.34                 10.3%

                                 --------
NPV of future distributions       $22.32
                                 --------


SENIOR SUBORDINATED UNIT
     Indicated Distribution       $ 2.30      $2.30     $2.30        $ 2.30
                                                                 ----------
                                                                      10.3 %
     Discount Factor                1.23       1.51      1.86          1.86                 23.0%

                                 --------
NPV of future distributions       $16.63
                                 --------


DPU
     Indicated Distribution       $ 0.00      $0.77     $1.53        $ 2.30
                                                                 ----------
                                                                      10.3 %
     Discount Factor                1.23       1.51      1.86          1.86                 23.0%

                                 --------
NPV of future distributions       $13.34
                                 --------

EQUITY PURCHASE PRICE CALCULATION
IMPLIED EQUITY VALUE OF OIL'S ASSETS WITH REVISED UNIT VALUES
(UNITS IN THOUSANDS, $ IN THOUSAND, EXCEPT PER UNIT AMOUNTS)

===================================================================================================================================

                                     Purchase Price if Oil's Equity                      Purchase Price of Oil's Equity
                                     ------------------------------         -------------------------------------------------------
                                          Value of Securities               Equity Value of Oil's          Value of Oil's GP and
Event                                   Paid to Oil Shareholders              Heating Oil Assets         Subordinated Units in Star
----------------------------------   ------------------------------         ---------------------        --------------------------
Issuance of Senior Subordinated
Units to Public Oil Shareholders         2,258     X     $16.63
                                     ------------------------------
                                                $37,549                             $37,549                            -

Distribution of General Partner
Units to Inside Oil Shareholders           127     X     $22.13
                                     ------------------------------
                                                $ 2,810                                  -                         $ 2,810

Distribution of Subordinated
Units to Inside Oil Shareholders           524     X     $16.63
                                     ------------------------------
                                                $ 8,712                                  -                         $ 8,712

Issuance of General Partner
Units to Inside Oil Shareholders           162     X     $22.13
                                     ------------------------------
                                                $ 3,584                             $ 3,584                             -

Issuance of Senior Subordinated
Units to Inside Oil Shareholders           461     X     $16.63
                                     ------------------------------
                                                $ 7,659                             $ 7,659                             -

Issuance of DPUs                           909     X     $13.34
                                     ------------------------------
                                                $12,126                             $12,126

Retire Subordinated Units                                                                                   1,872     X      $16.00
                                                                                                          --------------------------
                                                                                   ($29,954)                       $29,954

                                                                                    $30,964                        $41,476
                                             -------------                               ------------------------------
Total including DPUs                            $72,439                                             $72,439

------------------------------------------------------------------
Divided by 26,563 shares of Oil's Common
stock =                                         $  2.73 per share
------------------------------------------------------------------

Total excluding DPUs                            $60,313

------------------------------------------------------------------
Divided by 26,563 shares of Oil's Common
stock =                                         $  2.27 per share
------------------------------------------------------------------

EQUITY PURCHASE PRICE CALCULATION
IMPLIED EQUITY VALUE OF OIL'S ASSETS WITH REVISED DPU VALUE ONLY
(UNITS IN THOUSANDS, $ IN THOUSANDS, EXCEPT PER UNIT AMOUNTS)

--------------------------------------------------------------------------------------------------------------------------
                                      Purchase Price of Oil's Equity            Purchase Price of Oil's Equity
                                      ------------------------------  ----------------------------------------------------
                                           Value of Securities        Equity Value of Oil's        Value of Oil's GP and
Event                                   Paid to Oil Shareholders       Heating Oil Assets       Subordinated Units in Star
-----                                 ------------------------------  ---------------------     --------------------------
Issuance of Senior Subordinated
Units to Public Oil Shareholders                  2,258  x  $19.00
                                         --------------------
                                              $42,900                       $42,900                          -

Distribution of General Partner
Units to Inside Oil Shareholders             127  x  $22.13
                                         --------------------
                                               $2,810                           -                          $2,810

Distribution of Subordinated
Units to Inside Oil Shareholders             524  x  $16.00
                                         --------------------
                                               $8,382                           -                          $8,382

Issuance of General Partner
Units to Inside Oil Shareholders             162  x  $22.13
                                         --------------------
                                               $3,584                        $3,584                          -

Issuance of Senior Subordinated
Units to Inside Oil Shareholders             461  x  $19.00
                                         --------------------
                                                $8,750                       $8,750                          -

Issuance of DPUs                             909  x  $13.34
                                         --------------------
                                               $12,124                      $12,124                          -

Retire Subordinated Units                                                                             1,872  x  $16.00
                                                                                                     ------------------
                                                                           ($29,954)                      ($29,954)

                                                                            $37,404                        $41,146

                                         --------------------                   ------------------------------
Total including DPUs                           $78,550                                      $78,550

-----------------------------------------------------------------
Divided by 26,563 shares of Oil's Common stock = $2.96 per share
-----------------------------------------------------------------

Total excluding DPUs                           $66,426

-----------------------------------------------------------------
Divided by 26,563 shares of Oil's Common stock = $2.50 per share
-----------------------------------------------------------------

PREMIUM PAID ANALYSIS

=====================================================================================================================
                                                     Dollars
     Stock Price Premium Analysis (a)               in thousands    Notes
-------------------------------------------------   ------------    -------------------------------------------------
Equity purchase price of Oil                         $ 66,426       $2.50 share price x 26,563 shares.

Premium to stock price one day prior                     33.3%      $1.875 close on May 15, 1998.
Premium to stock price one month prior                   56.9%
Premium to stock price three months prior                -2.4%
Premium to stock price six months prior                 -18.4%

          Purchase Price
-------------------------------------------------

Equity purchase price of heating oil assets
   including DPUs                                    $ 37,404       DPU value revised only. See page 17.

Debt assumption value (b)                             326,120
                                                     --------
Aggregate purchase price of heating oil assets       $363,524
                                                     ========


               Multiples
-------------------------------------------------                   -------------
                                                                      Multiples     Notes
                                                                    -------------   ----------------------------------------------

1997 Revenue                                         $548,141            0.7 x      As a multiple of aggregate transaction value.
1997 EBITDA (c)                                        36,010           10.1        As a multiple of aggregate transaction value.
1997 EBIT (d)                                           6,264           58.0        As a multiple of aggregate transaction value.
1997 Net loss to common shares (d)                    (19,338)            NM        As a multiple of equity value.
Equity (c)                                           (177,033)            NM        As a multiple of equity value.

1997 Adjusted EBITDA (c)                               43,040            8.4 x      As a multiple of aggregate transaction value.
Revised 1998 EBITDA budget (c)                         45,689            8.0        As a multiple of aggregate transaction value.
Adjusted 1998 EBITDA budget (c)                        37,455            9.7        As a multiple of aggregate transaction value.
1999P EBITDA (c)                                       49,606            7.3        As a multiple of aggregate transaction value.

________________________________
(a)  Updated through May 15, 1998.
(b) Includes cost of debt at assumed redemption value, preferred stock at assumed redemption value, net of excess cash. See page 19.
(c)  Calculated as gross profit minus SG&A expense and direct delivery expense.
(d) Excludes restructuring charge, pension curtailment expense, provision for supplemental benefits and corporate identity expenses.
(e)  As of 12/31/97.

TRANSACTION MULTIPLE ANALYSIS
FIRM VALUATION
($ IN THOUSANDS)

=============================================================================================================================
Equity Purchase Price of Heating Oil Assets including DPUs      $37,404            Revised DPU Value
                                                                        ------
+  Cost of Debt at Redemption Value                             290,992

+  Cost of Preferred stock at Redemption Value                   34,375
                                                                                        326,120
                                                                                        -------
+  Off-Balance Sheet Pension and Tax Liability                    8,500

-  Cash (a)

        Required cash on hand                  (500)
        Required Additional Surplus          (7,247)             (7,747)
                                                                        ------

                                                               ---------
Firm Value                                                     $ 363,524
                                                               =========
-----------------------------------------------------------------------------------------------------------------------------

(a) Assumes that $500,000 plus an additional surplus of $1.10 per new commom unit issued is funded by Oil and delivered to Gas at closing.

TRANSACTION MULTIPLE ANALYSIS
TRANSACTION MULTIPLES FOR FIRM VALUATION
($ IN THOUSANDS)

==============================================================================
                                    EBITDA
                   ---------------------------------------
Purchase Price           Year                  Amount            Multiple Paid
--------------     --------------        -----------------      --------------
   $363,524        1997 Adjusted              $43,040                8.4x

   $363,524        Revised 1998 Budget        $45,689                8.0x

   $363,524        Adjusted 1998 Budget       $37,455                9.7x

   $363,524        1999 Projected             $49,606                7.3x

TRANSACTION MULTIPLE ANALYSIS
DISTRIBUTION OF VALUE

  =====================================================================================================
  OIL

  1997 Adjusted        EBITDA
     EBITDA           Multiple         Purchase Price
  -------------       ---------        --------------
     $43,040             8.4x              $363,524

  ABILITY TO FURTHER CONSOLIDATE HEATING OIL INDUSTRY             CORE BUSINESS
  ---------------------------------------------------             -------------
                    Acquisition                                   EBITDA                  $  43,040
     EBITDA          Multiple            Purchase Price           EBITDA Decline Rate          7.75% (a)
  ------------      -----------          --------------
                                                                  WACC                         7.79% (b)

     $6,316            4.8x                $ 30,000

  Decline Rate                                 7.75% (a)
  WACC                                         7.79% (b)
  Perpetuity                               $ 40,637
  Purchase Price                           $ 30,000
                                         --------------
  Net Present Value of the
   Heating Oil Acq.                        $ 10,637

  Value in perpetuity of Ability to
                                         --------------                                   ---------
    Consolidate Heating Oil Industry       $136,506               Value of Core Business  $ 276,925
                                         ==============                                   =========

                                               -------------+-----------------------------------

  ----------------------------------------------------------------------------
  Implied Total Valuation                                          $413,431

  % of Valuation attributable to core business                         67.0%

  % of Valuation attributable to consolidation opportunities           33.0%
  ----------------------------------------------------------------------------

  (a) A.G. Edwards' estimate of the decline rate of EBITDA based on a 4.1% attribution rate.
  (b)  See page 13.

TRANSACTION MULTIPLE ANALYSIS
TRANSACTION MULTIPLES FOR EXISTING HEATING OIL BUSINESS
($ IN THOUSANDS)

================================================================================
     Revised                            EBITDA
                         -------------------------------------
Purchase Price(a)               Year                 Amount       Multiple Paid
-----------------        --------------------   --------------   ---------------

    $243,496             1997 Adjusted               $43,040            5.7x

    $243,496             Revised 1998 Budget         $45,689            5.3x

    $243,496             Adjusted 1998 Budget        $37,455            6.5x

    $243,496             1999 Projected              $49,606            4.9x


________________________________________________________________________________
(a) Represents A.G. Edwards' estimate of the portion of the $363.5 million price being paid for Oil's heating oil business that can be attributable to its core business. Calculation: $363.5 million X 67.0%. See page 21.

RELATIVE CONTRIBUTION ANALYSIS(a)
($ IN THOUSANDS)


GAS' AVERAGE EBITDA
CONTRIBUTION

96-97     35.4%
                                        EBITDA(b)
98-99     33.4%
                                   [PIE CHART APPEARS HERE]
96-99     34.3%


FOR GAS' CONTRIBUTION
OF APPROXIMATELY 34% OF                IMPLIED FIRM VALUE
THE COMBINED ENTITY'S                  SEPTEMBER 30, 1998
EBITDA, IT WILL RECEIVE
APPROXIMATELY 41% OF               [PIE CHART APPEARS HERE]
THE IMPLIED FIRM VALUE.


_______________________________
(a) For purposes of its analysis, A.G. Edwards converted Oil's historical December 31st fiscal year-end to a September 30th fiscal year-end for comparison purposes. Oil's projections are based on a December 31st calendar year end. Other measures of relative contribution analysis are non-meaningful.
(b) Includes only heating oil EBITDA for Oil.
(c) Implied firm value of only Oil's heating oil assets.

ACCRETION/DILUTION ANALYSIS
VARIATIONS IN MARGIN GROWTH RATES AND ACQUISITION ASSUMPTIONS

=============================================================================================================
                                                          $2.50 PER SHARE OF PETRO
                                        ---------------------------------------------------------------------
                            GAS         $0.005 MARGIN GROWTH               $0.00 MARGIN GROWTH
                         STAND-ALONE    $30.0MM AT 4.75X ACQUISITIONS      $30.0MM AT 5.25X ACQUISITIONS
                         -----------    -----------------------------      ----------------------------------
DCF PER UNIT
     1998E (a)               $1.220               $1.580                             $1.580
     1998N (b)                1.760                2.420                              2.420
     1999P                    1.900                2.730                              2.440

ACCRETION/DILUTION
     1998E (a)                                      29.5%                              29.5%
     1998N (b)                                      37.5%                              37.5%
     1999P                                          43.7%                              28.4%

COMMON UNIT COVERAGE
     1998E (a)                 0.90x                0.94x                              0.94x
     1998N (b)                 1.30                 1.44                               1.44
     1999P                     1.34                 1.54                               1.37

TOTAL UNIT COVERAGE
     1998E (a)                 0.55x                0.72x                              0.72x
     1998N (b)                 0.80                 1.10                               1.10
     1999P                     0.86                 1.19                               1.06

LEVERAGED UNIT COVERAGE (c)
     1998E (a)                 0.94x                0.97x                              0.97x
     1998N (b)                 1.15                 1.20                               1.20
     1999P                     1.17                 1.25                               1.17
-------------------------------------------------------------------------------------------------------------

=============================================================================================================
                                            $2.25 PER SHARE OF PETRO
                           ---------------------------------------------------------------------
                           $0.005 MARGIN GROWTH               $0.00 MARGIN GROWTH
                           $30.0MM AT 4.75X ACQUISITIONS      $30.0MM AT 5.25X ACQUISITIONS
                           ---------------------------------  ----------------------------------
DCF PER UNIT
     1998E (a)                         $1.620                             $1.620
     1998N (b)                          2.480                              2.480
     1999P                              2.800                              2.500

ACCRETION/DILUTION
     1998E (a)                           32.8%                              32.8%
     1998N (b)                           40.9%                              40.9%
     1999P                               47.4%                              31.6%

COMMON UNIT COVERAGE
     1998E (a)                           0.94x                              0.94x
     1998N (b)                           1.44                               1.44
     1999P                               1.54                               1.38

TOTAL UNIT COVERAGE
     1998E (a)                           0.74x                              0.74x
     1998N (b)                           1.13                               1.13
     1999P                               1.22                               1.09

LEVERAGED UNIT COVERAGE (c)
     1998E (a)                           0.97x                              0.97x
     1998N (b)                           1.20                               1.20
     1999P                               1.25                               1.17
-------------------------------------------------------------------------------------------------------------

(a) 1998 estimate assumes no acquisitions for either company, and is adjusted to reflect actual results through 3/31/98.
(b)  1998 budgeted.
(c)  Defined as (DCF + Int)/[((GP units + common units)* MQD) + Int)]

PUBLIC COMPANY ANALYSIS

[_]A.G. Edwards compared certain financial and market information of Gas on a historical and pro forma basis to that of certain public master limited partnerships which A.G. Edwards deemed relevant for the purposes of this analysis. A.G. Edwards reviewed the trading multiples from a total of 6 public propane master limited partnerships.

[_]The selected propane master limited partnerships are as follows:
  - AmeriGas Partners, L.P.                   - Heritage Propane Partners,
  - Cornerstone Propane Partners,             L.P.
  L.P.                                        - National Propane Partners,
  - Ferrell Gas Partners, L.P.                L.P.
                                              - Suburban Propane Partners,
                                              L.P.

[_]No company used in the analysis is identical to Gas.

PUBLIC COMPARABLE COMPANIES (a)

-------------------------------------------------------------------------------

                                                        PUBLIC      PUBLIC
                                             PRO FORMA  COMPANY    COMPANY
                                    GAS         GAS     MEDIANS     RANGES
                                ----------- ----------- ------- --------------
Yield                           10.3%       10.8%         9.5%  8.7% to 10.7%
Firm value/LTM EBITDA           12.2x(b)    10.7x(b)     12.3x  9.1x to 18.5x
Firm value/1998 normalized
 EBITDA                          8.8x(c)     8.0x(c)     11.0x  10.2x to 13.7x
Equity Market Cap/LTM DCF       17.6x(d)    14.0x(d)     16.0x  8.6x to 24.8x
Equity Market Cap/1998
 normalized DCF                 10.4x(e)     7.8x(e)     13.6x  11.6x to 16.6x
LTM common unit coverage         0.9x(f)     0.9x(f)      1.4x   0.6x to  1.5x
1998E common unit coverage       1.3x(g)     1.6x(g)      1.4x   0.9x to  1.8x
LTM total unit coverage          0.6x(f)     0.7x(f)      0.7x   0.4x to  1.1x
1998E total unit coverage        0.9x(g)     1.2x(g)      0.7x   0.7x to  1.0x
1998E leveraged unit coverage   1.2x(g)(h)  1.3x(g)(h)   1.1x   0.9x to  1.3x

--------
(a) Public comparable companies include: APU, CNO, FGP, HPG, CNL and SPH.
(b) Firm value/adjusted 1998 budget EBITDA.
(c) Firm value/1999 estimated EBITDA.
(d) Equity market cap/adjusted 1998 budget EBITDA.
(e) Equity market cap/1999 estimated DCF.
(f) Adjusted 1998 budget.
(g) 1999 estimates.
(h) Defined as (DCF + interest)/(((GP units + common units)*MQD)+interest).

PUBLIC COMPANY ANALYSIS
($ IN MILLIONS, EXCEPT PER UNIT DATA)

------------------------------------------------------------------------------------------------------------------------------------
                                                  CLOSING          IMPLIED         IMPLIED                                 COMMON
                                                  PRICE ON       MARKET VALUE       FIRM    DISTRIBUTION                   UNITS/
COMPANY                                TICKER     (5/15/98)       OF EQUITY         VALUE     PER UNIT       YIELD       TOTAL UNITS
------------------------------------------------------------------------------------------------------------------------------------
Gas                                (a)            $21.375        $  135.8        $  223.6       $2.20         10.3%         60.3%

AmeriGas Partners, L.P.                APU         24.688         1,055.2         1,746.1        2.20          8.9%         52.8%
Cornerstone Propane Partners, L.P. (d) CNO         21.875           442.7           673.7        2.16          9.9%         66.7%
Ferrellgas Partners, L.P.          (e) FGP         21.750           694.5         1,220.2        2.00          9.2%         47.0%
Heritage Propane Partners, L.P.        HPG         23.000           196.7           370.8        2.00          8.7%         55.8%
National Propane Partners, L.P.        NPL         19.688           225.7           365.9        2.10         10.7%         59.6%
Suburban Propane Partners, L.P.    (f) SPH         19.063           558.8           925.1        2.00         10.5%         75.1%

------------------------------------------------------------------------------------------------------------------------------------
MEAN                                                                                                           9.6%         59.5%
MEDIAN                                                                                                         9.5%         57.7%
------------------------------------------------------------------------------------------------------------------------------------

PRO FORMA                                         $21.375        $  308.3 (G)    $  604.5 (H)   $2.30         10.8%         75.5%

------------------------------------------------------------------------------------------------------------------------------------
                                          LTM COMMON              LTM TOTAL          FY98E         FY98E COMMON        FY98E TOTAL
COMPANY                                  UNIT COVERAGE          UNIT COVERAGE       DCF/UNIT       UNIT COVERAGE       UNIT COVERAGE
------------------------------------------------------------------------------------------------------------------------------------
Gas                                (a)    0.9x (b)                 0.6x (b)          $1.90 (c)       1.3x (c)              0.9x (c)

AmeriGas Partners, L.P.                   1.5x                     0.8x               1.88           1.6x                  0.9x
Cornerstone Propane Partners, L.P. (d)    0.8x                     0.5x               1.47           1.1x                  0.7x
Ferrellgas Partners, L.P.          (e)    1.4x                     0.7x               1.34           1.4x                  0.7x
Heritage Propane Partners, L.P.           1.3x                     0.8x               2.00           1.8x                  1.0x
National Propane Partners, L.P.           0.6x                     0.4x               1.60           1.3x                  0.8x
Suburban Propane Partners, L.P.    (f)    1.5x                     1.1x               1.41           0.9x                  0.7x

------------------------------------------------------------------------------------------------------------------------------------
MEAN                                      1.2x                     0.7x                              1.4x                  0.8x
MEDIAN                                    1.4x                     0.7x                              1.4x                  0.7x
------------------------------------------------------------------------------------------------------------------------------------

PRO FORMA                                 0.9x (B)                 0.7x (B)           2.73 (C)       1.6x (C)              1.2x (C)

_____________________________________________
1998 estimates per A.G. Edwards' research, except for Gas, Oil, and Pro Forma.

Implied Firm Value equals common, subordinated and GP units, multiplied by the market price of common units plus debt, less cash.

(a) Pro forma for the Pearl Gas acquisition and the common unit offering, Fiscal 1997 maintenance capital expenditure used as LTM figure.

(b) For Gas and Pro forma only, LTM DCF figures are adjusted 1998 budget DCF estimates.

(c) For Gas and Pro forma only, FY98E DCF figures are 1999 DCF estimates.

(d) Financial information pro forma for common unit offering. Maintenance capital expenditures assumed to be 8% of EBITDA due of lack of disclosure.

(e) Maintenance capital expenditures assumed to be 8% of EBITDA due to lack of disclosure.

(f) Financial figures exclude $5.1 million gain from sale of minority interest.

(g) 14,425 units x $21.375.

(h) $308.3 in equity plus $318.989 pro forma debt, less $13.506 cash and $9.350 in cash collateral.

PUBLIC COMPANY ANALYSIS


     -------------------------------------------------------------------------------------------------------------------------------

                                              LTM               1998E           LONG TERM         LTM      FIRM VALUE/   FIRM VALUE/
                                           LEVERAGED          LEVERAGED            DEBT/        EBITDA/       LTM           1998E
                                       UNIT COVERAGE(A)    UNIT COVERAGE(A)     FIRM VALUE     INT. EXP.     EBITDA        EBITDA
                                       ---------------------------------------------------------------------------------------------

     GAS                                     0.9x (b)           1.2x (c)           42.9%        2.3x (d)     12.2x (d)     8.8x (e)

     AmeriGas Partners, L.P.                 1.2x               1.3x               39.8%        2.2x         11.8x        11.3x
     Cornerstone Propane Partners, L.P.      0.9x               1.0x               34.6%        2.4x         14.7x        13.7x
     Ferrellgas Partners, L.P.               1.2x               1.1x               40.6%        2.1x         12.8x        12.3x
     Heritage Propane Partners, L.P.         1.1x               1.3x               46.2%        2.6x         10.9x        10.5x
     National Propane Partners, L.P.         0.8x               1.1x               37.6%        2.7x         18.5x        10.7x
     Suburban Propane Partners, L.P.         1.3x               0.9x               46.3%        3.1x          9.1x        10.2x


     -------------------------------------------------------------------------------------------------------------------------------
     MEAN                                    1.1x               1.1x               40.8%        2.5x         13.0x        11.5x
     MEDIAN                                  1.1x               1.1x               40.2%        2.5x         12.3x        11.0x
     -------------------------------------------------------------------------------------------------------------------------------


     PRO FORMA                               1.0x (b)           1.3x (c)           52.8%        2.0x (d)     10.7x (d)     8.0x (e)

     ------------------------------------------------------------------
                                            Equity          Equity
                                          Market Cap/     Market Cap/
                                           LTM DCF         1998E DCF
                                          -----------------------------
     GAS                                    17.6x (f)       10.4x (g)

     AmeriGas Partners, L.P.                14.8x           13.4x
     Cornerstone Propane Partners, L.P.     19.5x           16.4x
     Ferrellgas Partners, L.P.              16.4x           16.6x
     Heritage Propane Partners, L.P.        15.6x           11.6x
     National Propane Partners, L.P.        24.8x           12.6x
     Suburban Propane Partners, L.P.         8.6x           13.8x

     ------------------------------------------------------------------
     MEAN                                   16.6x           14.1x
     MEDIAN                                 16.0x           13.6x
     ------------------------------------------------------------------

     PRO FORMA                              14.0x (f)        7.8x (g)

     _______________________________
     EBITDA is defined as net income (loss) before extraordinary items plus interest, income taxes, depreciation and amortization, impairment expense, and other non-recurring and non-operating items.
     (a) Defined as (DCF + interest)/(((GP units + common units)*MQD)+interest).
     (b) For Gas and Pro forma only, LTM leveraged unit coverage figures use adjusted 1998 budget estimates.
     (c) For Gas and Pro forma only, 1998E leveraged unit coverage figures use 1999 estimates.
     (d) For Gas and Pro forma only, LTM EBITDA figures are adjusted 1998 budget estimates.
     (e) For Gas and Pro forma only, 1998E EBITDA figures are 1999 estimates.
     (f) For Gas and Pro forma only, LTM DCF figures are adjusted 1998 budget DCF estimates.
     (g) For Gas and Pro forma only, 1998E DCF figures are 1999 DCF estimates.

DISCOUNTED CASH FLOW ANALYSIS
GAS - STAND ALONE
($ in thousands)

===========================================================================================================================
INCOME STATEMENT SUMMARY (a):                                    1998       1999       2000    2001     2002      TERMINAL
----------------------------                                    ------    -------    -------  -------  -------   ----------
EBITDA                                                          18,279     25,299     26,728   28,157   29,586
  % increase                                                                 38.4%       5.6%     5.3%     5.1%

Net income                                                      (1,321)     2,489      2,396    2,601    2,818

CASH FLOW SUMMARY:
------------------
After-tax EBI                                                              11,494     12,011   12,696   13,380

Depreciations and amortization                                             13,780     14,693   15,435   16,182

Maintenance capital expenditures                                           (3,185)    (3,242)  (3,301)  (3,360)

Working capital increases                                                    (500)      (500)    (500)    (500)
                                                                          -------    -------  -------  -------
Net operating cash flow (free cash flow)                                   21,589     22,962   24,330   25,702
                                              ----------
WEIGHTED AVERAGE COST OF CAPITAL (b)               7.8%
                                              ----------
                                              ----------
TERMINAL EBITDA MULTIPLE (c)                       10.3x
                                              ----------
Discount factor (d)                                                        0.9630     0.8930   0.8281   0.7679     0.7395

Terminal value (e)                                                                                               $304,736

                                              ----------
PRESENT VALUE                                 $ 306,529                   $20,790    $20,505  $20,148  $19,737   $225,350
                                              ----------                  -------    -------  -------  -------   --------
Current net debt (f)                          $(113,629)
                                               ----------
NET PRESENT VALUE OF EQUITY                   $ 192,900
                                              ==========
Common units/Total units (g)                       60.3%
                                              ----------
EQUITY VALUE TO COMMON UNITS (h)              $ 116,310
                                              ----------

______________________________________________________________
(a) Based on management projections.
(b) Based on comparable companies' WACC.
(C) Gas' current firm value of $223.6 million/$21.730 million normalized 1998 EBITDA = 10.3x, which represents a multiple of current year normalized EBITDA.
(d) Discount factor calculated using half-year convention.
(e) Terminal value calculated using EBITDA multiple.
(f) Represents total projected debt less cash as of 9/30/98
(g) Total units include common, subordinated and GP units.
(h) Current market value of common units is 3,832 units *$21.375 unit price = $81,909

DISCOUNTED CASH FLOW ANALYSIS
GAS - PRO FORMA PAINEWEBBER MODEL (a)
($ in thousands)

====================================================================================================================================
INCOME STATEMENT SUMMARY (b):                             1998            1999         2000       2001         2002        Terminal
-----------------------------                            -------        --------     -------    --------     -------       --------
EBITDA                                                   56,234         75,405        80,900      86,317       91,668
  % increase                                                              34.1%          7.3%        6.7%         6.2%
Net income                                              (13,029)           210        (2,387)     (5,180)      (8,137)

CASH FLOW SUMMARY:
-----------------

After-tax EBI                                                           28,886        28,639      28,306       27,897
Depreciation and amortization                                           45,995        51,736      57,486       63,245
Maintenance capital expenditures                                        (6,826)       (6,956)     (7,089)      (7,224)
Working capital increases (c)                                           (1,000)       (1,000)     (1,000)      (1,000)
                                                                       --------      -------     -------      -------
Net operating cash flow (free cash flow)                                67,055        72,419      77,703       82,918
                                             ----------
WEIGHTED AVERAGE COST OF CAPITAL (d)               7.8%
                                             ----------
                                             ----------
TERMINAL EBITDA MULTIPLE (e)                      10.3x
                                             ----------
Discount factor (f)                                                     0.9632        0.8936      0.8290       0.7690     0.7407
Terminal value  (g)                                                                                                     $944,180
                                             ----------
PRESENT VALUE                                 $956,846                 $64,586       $64,710     $64,413      $63,767   $699,370
                                            -----------              ----------    ----------  ----------   ---------- ----------
Less net debt (h)                            ($296,133)
                                            ----------
NET PRESENT VALUE OF EQUITY                   $660,713
                                            ==========
Original common units/Total units (i)             26.6%
                                            ----------
EQUITY VALUE TO COMMON UNITS (J)              $175,506
                                            ----------

_____________________________________________________
(a) Scenario assumes 4.1% steady attrition, $0.005 margin improvement, and
    $30 million in acquisitions at 4.75 multiple.
(b) Based on management projections.
(c) A.G. Edwards' assumption.
(d) Based on comparable companies' WACC.
(e) Gas' current firm value of $223.6 million/$21.730 million normalized 1998 EBITDA=10.3x, which represents a multiple of current year normalized EBITDA.
(f) Discount factor calculated using half-year convention.
(g) Terminal value calculated using EBITDA multiple.
(h) Represents total proforma projected debt less cash and cash collateral as of 9/30/98.
(i) Total units include common, newly issued common, senior subordinated, subordinated and GP units.
(j) Current market value of common units is 3,832 units *$21.375 unit price = $81,909

CAPITAL STRUCTURE ANALYSIS
GAS - PRO FORMA AS OF 9/30/98
($ in thousands)

   ======================================================================================================
                                                                                             Pro forma
                                                 Gas           Oil        Adjustments           Gas
                                             ----------    ----------    -------------      -----------
   Debt:
        8.04% First Mortgage Notes            $ 85,000           -              -            $ 85,000
        7.25% WC Revolver                        7,457           -              -               7,457
        7.25% Acquisition Facility              10,673           -              -              10,673
        7.17% First Mortgage Notes              11,000           -              -              11,000

        11.96% Senior Notes                        -        $ 60,000       ($60,000)              -
        14.10% Senior Notes                        -           3,100         (3,100)              -
        14.10% Subordinated Notes                  -           3,100         (3,100)              -
        10.13% Sub Notes & Sr Notes                -          50,000        (50,000)              -
         9.38% Sub Notes & Sr Notes                -          75,000        (75,000)              -
        12.25% Sub Notes & Sr Notes                -          81,250        (81,250)              -
         8.00% Existing Acq Notes Payable          -          13,859            -              13,859

         8.46% Exchange Debt                       -             -           66,000            66,000
         8.50% New Debt                            -             -          125,000           125,000
                                             ----------    ----------    -------------      -----------
   TOTAL DEBT:                                $114,130      $286,309       ($81,450)         $318,989

   WEIGHTED AVERAGE COST OF DEBT                                                                  8.2%

   PREFERRED STOCK:
         14.33% Preferred Stock               $      0      $  4,167        ($4,167)         $      0
         12.88% Preferred Stock                    -          30,000        (30,000)              -
                                             ----------    ----------    -------------      -----------
                                                   -        $ 34,167       ($34,167)              -

   COMMON EQUITY                              $ 67,041     ($210,015)      $115,204          ($27,770)

   ------------------------------------------------------------------------------------------------------

                                                                        Page 30